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                                                                    Exhibit 12.1
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
                                                    Ambac Financial Group, Inc.
                                                Ratio of Earnings to Fixed Charges
                                                   (In thousands, except ratios)

                                                                        Years Ended December 31,
                                           ----------------------------------------------------------------------------
                                                    2000           1999        1998       1997        1996        1995
                                           ----------------------------------------------------------------------------

Earnings:
  Income before income taxes                    $482,124       $404,658    $328,912   $285,996    $375,506    $214,174
  Interest expense                                37,477         36,525      32,761     21,346      20,925      20,934
  Portion of rentals deemed to be
   interest                                        1,859          1,782       1,846      1,699       1,287         985
                                           ----------------------------------------------------------------------------
    Earnings                                    $521,460       $442,965    $363,519   $309,041    $397,718    $236,093
                                           ============================================================================

Fixed Charges:

  Interest Expense                               $37,477        $36,525     $32,761    $21,346     $20,925     $20,934
  Portion of rentals deemed to be
   interest                                        1,859          1,782       1,846      1,699       1,287         985
                                           ----------------------------------------------------------------------------
    Fixed Charges                                $39,336        $38,307     $34,607    $23,045     $22,212     $21,919
                                           ============================================================================
Ratio of earnings to fixed charges                  13.3           11.6        10.5       13.4        17.9        10.8
                                           ============================================================================
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